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                                                                    EXHIBIT 99.3

FIRST AMERICAN FUNDS COMPLEX
RULE 17G-1 FIDELITY BOND FILING
AMOUNT OF SINGLE INSURED BOND FOR JOINT INSUREDS
PERIOD OF COVERAGE: JULY 1, 2009-JUNE 30, 2010

                                                                 SINGLE INSURED
FUND                                                             BOND COVERAGE
----                                                             -------------
American Strategic Income Portfolio Inc.                             350,000
American Strategic Income Portfolio Inc. II                          600,000
American Strategic Income Portfolio Inc. III                         600,000
American Select Portfolio Inc.                                       525,000
First American Minnesota Municipal Income Fund II, Inc.              300,000
American Municipal Income Portfolio Inc.                             525,000
Minnesota Municipal Income Portfolio Inc.                            450,000
American Income Fund, Inc.                                           400,000
First American Investment Funds, Inc.                              2,500,000
First American Funds, Inc.                                         2,500,000
First American Strategy Funds, Inc.                                  900,000
Mount Vernon Securities Lending Trust                              2,500,000